Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this "Agreement") is entered into as of the Effective Date set forth on Schedule A by and between Halifax Corporation of Virginia, a Virginia Corporation ("Borrower"), and Textron Financial Corporation ("Lender"). All terms used in this Agreement and defined in the Uniform Commercial Code as in effect from time to time in Oregon (the "UCC") and not otherwise defined herein shall have the meanings assigned to such terms in the UCC. References to a "person" in this Agreement are not limited to individuals, but also include any corporation, partnership, limited liability company, trust or any other entity. References to "including" in this Agreement shall not be construed to be limited but shall mean "including, but not limited to" or "including, without limitation."

In reliance upon the representations, warranties and covenants of Borrower set forth in this Agreement, Lender agrees with Borrower as follows:

1.   LOANS, RENEWAL AND TERMINATION

  Lender, subject to the terms and conditions hereof, will extend credit to Borrower up to the Credit Limit set forth on Schedule A under a revolving credit facility (the "Credit Facility"). Borrower unconditionally promises to pay when due the principal amount of all Revolving Loans (defined in Section 1.1), and all other Obligations (defined in Section 1.7) incurred by it in accordance with the terms of this Agreement.

  1.1. Revolving Credit Facility. Provided that there has not been an Event of Default on the part of Borrower under this Agreement and Borrower's financial condition and business prospects are acceptable to Lender, Lender will, subject to the terms and conditions of this Agreement, make loans to Borrower (the "Revolving Loans") in an aggregate amount at any time outstanding not to exceed the Borrowing Base (as defined in this Section). The Borrowing Base shall be equal to the lesser of: (a) the Credit Limit set forth on Schedule A; or
(b) the sum of: (i) up to the Eligible Accounts Advance Rate set forth on Schedule A of the aggregate amount of Eligible Accounts (as defined in Section 1.2) and (ii) up to the Eligible Pre-Billed Accounts Rate set forth on Schedule A of the aggregate amount of Eligible Pre-Billed Accounts (as defined in Section 1.3), in an amount not to exceed the Eligible Pre-Billed Accounts Sublimit set forth on Schedule A. Lender may establish such reserves against the Borrowing Base as Lender determines in its sole discretion are necessary to reflect events, conditions, contingencies or risks which may affect the Collateral or the financial condition of Borrower. In the event Lender determines that Borrower's Dilution (as defined below) at any time exceeds the Maximum Dilution Percentage set forth on Schedule A, Lender may, upon notice to Borrower, reduce the Eligible Accounts Advance Rate to such lesser amount as Lender determines in its sole credit judgment. "Dilution" means, for any period, the percentage obtained by dividing
(i) the sum of non-cash credits against Accounts of Borrower for such period by (ii) total invoiced sales of Borrower for such period.

1.2. Eligible Accounts. "Eligible Accounts" is that portion of Borrower's Accounts (and shall not include Instruments, Chattel Paper or General Intangibles) arising from the sale and delivery of Inventory or from services rendered by Borrower in the ordinary course of Borrower's business that Lender determines, in Lender's sole discretion, is to be included in the calculation of the Borrowing Base. An Account shall not be an Eligible Account unless such Account:
(i) is subject to Lender's perfected first priority security interest and no other encumbrance, claim, assignment, levy, subrogation right, lien or other security interest; (ii) is evidenced by an invoice or other evidence satisfactory to Lender; (iii) is unconditionally due and payable in U.S. dollars; and (iv) conforms to the warranties regarding Accounts contained in this Agreement. Without limiting Lender's absolute discretion, the following Accounts will not be Eligible
Accounts: (a) Accounts that are unpaid more than sixty (60) days from their respective original due dates; (b) Accounts that are unpaid more than ninety (90) days from their respective original invoice dates;
(c) Accounts relating to any Account Debtor, or affiliated group of Account Debtors, for which 50% or more of the dollar amount of such Accounts are not Eligible Accounts pursuant to clause (a) above or are unpaid more than sixty (60) days from their respective original invoice dates; (d) Except to the extent otherwise permitted with respect to Account Debtors listed in Schedule 1.2 attached hereto (as such schedule may be amended from time to time by a writing signed by Lender), Accounts owed by an Account Debtor, or affiliated group of Account Debtors, which is obligated to Borrower respecting Accounts, the aggregate unpaid balance of which exceeds the lesser of $500,000 or the Maximum Concentration Percentage set forth on Schedule A of the aggregate unpaid balance of all otherwise Eligible Accounts owed to Borrower at such time by all of Borrower's Account Debtors, but only to the extent of such excess; (e) Accounts owed by an Account Debtor to which Borrower is indebted in any way, or which is subject to any contra account or any right of setoff or recoupment by the Account Debtor; (f) Accounts relating to any Account Debtor who has, or claims to have, any defense, right of set-off or counterclaim; (g) Accounts relating to any Account Debtor located outside of the United States of America, unless such Accounts are supported by security acceptable to Lender, or to any Account Debtor located in any state requiring that Borrower qualify to do business in such state or file a Notice of Business Activities Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state, unless Borrower has qualified to do business in such state, has properly filed a Notice of Business Activities Report or similar document as appropriate for the then applicable year, or is exempt from such filing requirement;
(h) Accounts for which the Account Debtor is an employee, agent, owner, partner or shareholder of Borrower (an "Interested Party") or for which the Account Debtor controls, is controlled by, or is under common control with Borrower or an Owner of Borrower (a "Borrower Affiliate");
(i) Accounts for which the Account Debtor is the government of the United States of America, any state, or any political subdivision of either of the foregoing, unless Borrower assigns its right to payment of such Accounts to Lender in compliance with the provisions of the Assignment of Claims Act of 1940 (the "ACA") or any other applicable laws and the governmental entity acknowledges such assignment in writing; (j) Accounts arising from the sale of Goods or rendition of services by Borrower to any Account Debtor purchasing such Goods or services primarily for personal, family or household purposes, or on a sale or return or other conditional basis; (k) Accounts for which the Account Debtor's financial condition is unsatisfactory to Lender or for which the Account Debtor is the subject of bankruptcy, insolvency, receivership or other similar proceedings; (l) Accounts that (i) arise from uncompleted performance on the part of Borrower, (ii) constitute progress billings, advance billings, any retention amount or retainage,
(iii) are a guaranteed sale, a sale and return, or other repurchase or return basis; (iv) are a "bill and hold" or involve a sale of Goods, and all such Goods have not been lawfully shipped and invoiced to the Account Debtor (or if requested by Lender, copies of all invoices, together with all shipping documents and delivery receipts evidencing such shipment have not been delivered to Lender) or (v) arise from an Account Debtor to whom Goods or services are provided on a "cash on delivery" or C.O.D. basis; (m) Accounts that Lender believes are, or will be, impaired as the result of actual or potential liens, claims or other risks; or (n) Accounts for which the Virginia Department of Transportation is the Account Debtor.

1.3. Eligible Pre-Billed Accounts. "Eligible Pre-Billed Accounts" is that portion of Borrower's Accounts arising from invoices for services to be performed during the 30-day period following the invoice date which (except for the fact that performance is uncompleted) would otherwise be considered an Eligible Account.

1.4. Requests for Revolving Loans. Borrower may, from time to time, request Revolving Loans in an amount which, when added to the amount of outstanding Revolving Loans, does not exceed the lesser of (i) the Revolving Credit Limit less Reserves, or (ii) the Borrowing Base less Reserves. Any such request shall be made by an authorized employee of Borrower and shall be accompanied by a borrowing base certificate. Borrower shall make no more than 1 request for Revolving Loans per business day. Lender shall process such requests on the same business day if received before 10:00 a.m. (Portland, Oregon time) and on the next business day if received after 10:00 a.m. (Portland, Oregon time). Borrower shall reimburse Lender for and hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of the failure of Borrower to borrow Revolving Loans after Borrower has given (or is deemed to have given) notice thereof to Lender, including any such loss or expense arising from the liquidation or re-employment of funds obtained by Lender to maintain the Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained.

1.5. Intentionally Deleted.

1.6. Payment of Interest and Principal. Interest shall accrue on the outstanding principal balance of the Revolving Loans at a variable rate, adjusted daily, equal to the Interest Rate set forth on Schedule A. All interest accrued on the outstanding principal balance of the Revolving Loans shall be calculated on the basis of a year of 360 days and the actual number of days elapsed in each month. Borrower shall pay accrued interest monthly, in arrears, on the first day of the month following the month in which such interest accrues. Accrued interest, and the fees described in Section 2 hereof, will be added to the unpaid principal amount of the Revolving Loans on the day such amounts are due to the extent permitted by law, unless Lender elects to invoice Borrower for such amounts. Immediately upon the occurrence of an Event of Default on the part of Borrower under this Agreement and for so long as such default continues, Borrower shall pay interest on the unpaid principal balance of the Revolving Loans at a rate of interest equal to the Default Interest Rate set forth on Schedule A. Borrower promises to and shall pay all the outstanding principal amount of all Revolving Loans and all other Obligations (defined in Section
1.7 below) on the date that the Credit Facility is terminated under
Section 1.8 or 10.2 of this Agreement. Notwithstanding the outstanding balance of Borrower's Revolving Loans or the actual interest due on the unpaid principal balance thereof, Borrower shall pay a minimum interest charge each month on the Revolving Loans equal to the Minimum Monthly Interest Charge set forth on Schedule A.

1.7. Allocation of Payments and Limit of Interest. All revenues, payments and collections received by Lender from or on behalf of Borrower or from the Collateral shall be applied to the Obligations (as defined below) under this Agreement and/or under the terms of any other agreements between Borrower and Lender or its affiliates (the "Other Agreements"), in such manner as Lender shall determine in Lender's sole discretion. "Obligations" means all Revolving Loans, advances, indebtedness, principal, interest (including any interest that but for the provision of Title 11 of the United States Code (as in effect from time to time, the "Bankruptcy Code") would have accrued), contingent obligations, obligations, fees, charges, costs, expenses, indemnification obligations, lease payments and liabilities owing, or due or payable by Borrower or any guarantor of the Obligations or any person granting security for the Obligations to Lender or its affiliates of any kind or nature, present or future, whether or not evidenced by any note, draft, letter of credit, guaranty, instrument or document and whether arising under this Agreement or any other Loan Document (as defined in Section 6.1) or any Other Agreement, whether direct or indirect, acquired by assignment or otherwise, absolute or contingent, liquidated or unliquidated, due or to become due, now existing or arising hereafter and however acquired or incurred, (including late charges, collection costs, attorneys' fees and other amounts chargeable under this Agreement, any other Loan Document or any Other Agreement), and any and all amendments, extensions, or other modifications thereof and therefore, both prior to and subsequent to any bankruptcy or other insolvency proceedings. It is the intention of Lender not to charge interest pursuant to this Agreement the other Loan Documents or the Other Agreements at a rate in excess of the highest rate permitted by applicable law. In making such determination, interest on any outstanding principal balance shall be spread over the entire period that such principal balance is outstanding. Any interest charges paid by Borrower to Lender in excess of the highest rate permitted by applicable law shall be applied to reduce the principal amount outstanding under the Revolving Loans and/or other amounts owing under this Agreement the other Loan Documents or the Other Agreements. After such application, any remaining excess shall be refunded to Borrower.

1.8. Renewal and Termination. The Credit Facility is for the Initial Term set forth on Schedule A and will be automatically renewed for additional one year periods (each, a "Renewal Term"), unless terminated by Lender or Borrower in accordance with the terms of this Section. Borrower may terminate the Credit Facility, effective at the end of the Initial Term or any Renewal Term, by giving written notice of such termination to Lender at least ninety (90) days prior to the end of the relevant term. Lender may terminate the Credit Facility: (i) at the expiration of the Initial Term or at the end of each Renewal Term by giving written notice of such termination to Borrower at least sixty
(60) days prior to the effective date of such termination; and (ii) at any time during the existence of an Event of Default. Borrower agrees that sixty (60) days is a commercially reasonable period for Borrower to find an alternate source of financing for its business. Notwithstanding the foregoing, Borrower may terminate the Credit Facility in connection with Borrower's prepayment of the entire principal balance of the Revolving Loans, provided that Borrower pays the Early Termination Fee described in Section 2.5 (subject to the provisions of this Agreement that survive such termination). In the event of any termination of the Credit Facility, Borrower shall be required to pay in full in cash, no later than the effective date of such termination, the Revolving Loans and all other Obligations owing to Lender pursuant to this Agreement, the other Loan Documents and the Other Agreements. Notwithstanding the payment in full of the Revolving Loans, all accrued and unpaid interest and fees, any early termination fee, and all other Obligations outstanding, Lender shall not be required to terminate its security interests against the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall (i) have received a written agreement, executed by Borrower and by any new lender whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and its security interest for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

1.9. Intentionally Deleted.

2.   FEES

  2.1. Monthly Servicing Fee. Borrower agrees to pay to Lender the Monthly Servicing Fee set forth on Schedule A for each month or partial month during the term of this Agreement. Such Monthly Servicing Fee shall be payable on the first day of each month during the term of this Agreement, including any and all renewal terms. The Monthly Servicing Fee shall be earned by Lender, in full, on the due dates therefore.

2.2. Credit Facility Fees. In order to induce Lender to enter into this Agreement and to consider Borrower's requests for Revolving Loans, Borrower agrees to pay to Lender the Credit Facility Fees set forth on Schedule A. The Credit Facility Fees shall be earned by Lender, in full, on the due dates therefore.

2.3. Field Examination Fee. For each field examination of the books, records, inventory or other assets of Borrower performed by one or more employees or agents of Lender, Borrower shall pay to Lender a field examination fee set forth in Schedule A (the "Field Examination Fee"). Lender may perform field examinations once each quarter, unless an Event of Default (as defined in Section 10.1) has occurred, in which case the frequency of Lender's field examinations shall not be limited. Each Field Examination Fee shall be payable by Borrower to Lender, in whole or in part, as appropriate, on the date(s) on which such field examination was performed.

2.4. Unused Credit Facility Fee. In consideration of Lender's administrative and other costs incurred in making the Revolving Loans available to Borrower, Borrower shall pay to Lender, on the first day of the month following the date of this Agreement and on the first day of each month thereafter, the Unused Credit Facility Fee set forth on Schedule A.

2.5. Early Termination Fee. The unpaid principal balance of the Revolving Loans may be prepaid in whole or in part by Borrower at any time. Notwithstanding the preceding, if for any reason the Credit Facility is terminated prior to the end of the then current term (whether the Initial Term or any Renewal Term), in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of lost profits of Lender as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, the Early Termination Fee set forth on Schedule A. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Section 10.1(h) hereof, even if Lender does not exercise its right to terminate the Credit Facility, but elects, at its option, to provide financing to Borrower or permits the use of cash collateral under the Bankruptcy Code. The Early Termination Fee provided for in this Section 2.5 shall be deemed included in the Obligations.

2.6. Lockbox Maintenance Fee.  Borrower agrees to pay Lender the
Lockbox Maintenance Fee as set forth on Schedule A.

2.7. Wire/ACH Transfer Fee. For each wire or ACH transfer initiated by Lender to Borrower, or for the benefit of Borrower, Borrower shall pay to Lender the Wire/ACH Transfer Fee set forth on Schedule A.

2.8. Delinquent Reporting Fee. For each item that is late, Borrower agrees to pay Lender the Delinquent Reporting Fee set forth on Schedule A for each day that Borrower is late in delivering to Lender any of the financial statements required under Section 7.1 or any of the Collateral reporting information required under Section 7.7.

2.9. Overadvance Fees. Borrower shall pay to Lender an Overadvance fee in the amount of $500 for each day or portion thereof during which an Overadvance exists, regardless of how the Overadvance arises and regardless of whether or not the Overadvance has been consented to by Lender. "Overadvance" means the amount by which the outstanding principal balance of the Revolving Loans exceeds the lesser of the
(i) Revolving Credit Limit less Reserves, or (ii) the then-existing Borrowing Base less Reserves.

3.   GRANT OF SECURITY INTEREST

  3.1. Grant of Security Interest and Description of Collateral. Borrower grants to Lender a first priority security interest in all of the personal property of Borrower, including all of the following property of Borrower, whether now owned or existing or hereafter acquired, created or arising, and wherever now or hereafter located (collectively the "Collateral"): (a) all Accounts; (b) all liens, security interests, rights and remedies relating to any Accounts or other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and insurance related to any Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, (iii) all goods or other Collateral the sale or lease of which has given rise to any Account or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of any Account Debtor or other person securing obligations to Borrower; (c) all General Intangibles (including payment intangibles, patents, trademarks, service marks, copyrights, trade names, trade secrets, choses in action and other claims), Chattel Paper, Documents and Instruments; (d) all monies, securities, credit balances, deposits and other property of Borrower now or hereafter held or received by or in transit to Lender or any of its affiliates; (e) all Inventory;
(f) all Deposit Accounts; (g) all Investment Property; (h) all Letter-of-Credit Rights; (i) all Commercial Tort Claims, if any, listed on
Schedule 6.3 attached hereto; (j) all Goods, including Equipment, vehicles, furniture, and Fixtures, together with all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and all substitutions and replacements thereof;
(k) all books and records of every kind, nature and medium (including computerized data) relating to any of the Collateral or to Borrower's business; and (l) all products and Proceeds of the foregoing, in any form, including insurance proceeds and claims against third parties for loss of or damage to any or all of the foregoing.

3.2. Obligations Secured by the Collateral. Each item of Collateral shall secure the payment and performance by Borrower of all present and future indebtedness and Obligations owing to Lender and its affiliates of every kind and nature whatsoever, whether under this Agreement, the other Loan Documents, the Other Agreements or otherwise.

4.   PERFECTION OF SECURITY INTERESTS

4.1. Filing of Financing Statement. Borrower authorizes Lender to file at any time and from time to time financing statements (whether initial financing statements, continuation statements or amendments) and other notices of Lender's rights to the Collateral in such filing offices as Lender deems appropriate to evidence Lender's security interests in the Collateral. Such financing statements may include an "all assets" of debtor or "all personal property" of debtor collateral description. In addition, Borrower hereby ratifies and approves any and all financing statements previously filed by Lender relating to Borrower or the Collateral.

4.2. Possession. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Lender chooses to perfect its security interest by possession of Instruments, Chattel Paper, Investment Property or similar Collateral in addition to the filing of a financing statement or other notices. Where Collateral is in the possession of a third party, Borrower will join with Lender in notifying the third party of Lender's security interest and assist Lender in obtaining an acknowledgment from the third party that the third party is holding the Collateral for the benefit of Lender.

4.3. Control. Borrower will cooperate with and assist Lender in obtaining control (with any agreements establishing control to be in form and substance satisfactory to Lender) with respect to Collateral consisting of: (a) Deposit Accounts; (b) Letter-of-Credit rights;
(c) Investment Property; and (d) Electronic Chattel Paper.

4.4. Marking of Chattel Paper. Borrower will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Lender indicating that Lender has a security interest in the Chattel Paper.

5.   REVENUES, ACCOUNTS AND COLLECTIONS

  5.1. Borrower's Revenues. Borrower shall pay to Lender, or as directed by Lender from time to time, all revenues received by Borrower from all sources, whether such revenues are received in cash, by wire, ACH, check or by other instrument (the "Revenues"). Following the date upon which Lender receives credit for collected funds, Lender shall, after the number of Float Days set forth on Schedule A, apply the amount of such funds to the principal balance of the Revolving Loans; provided, however, that such Float Day collections shall be deemed to be credited to Borrower's account upon the date on which Lender receives credit for such funds for the purpose of determining availability hereunder. Lender shall be entitled to charge Borrower for the Float Days at the Interest Rate on all collections that are received. This float charge is acknowledged by the parties as an integral aspect of the pricing of the financing and shall apply irrespective of whether or not there are any outstanding Obligations.

5.2. Collection of Accounts. Borrower shall utilize a lockbox arrangement for collection of Accounts at a bank designated by Lender and pursuant to documentation satisfactory to Lender. Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, Borrower receives any proceeds of Accounts, draws on letters of credit or other Collateral, it shall receive such payments as Lender's trustee, and shall immediately deliver such payments to Lender in their original form, duly endorsed in blank. All collections received in the lockbox shall be subject to Lender's sole control pursuant to documentation satisfactory to Lender and shall be applied by Lender on account of the Revolving Loans and other Obligations of Borrower. Lender or its designee may, at any time, in Lender's sole discretion, collect Accounts directly from the related Account Debtors and charge the collection costs and expenses to Borrower as additional Revolving Loans.

5.3. Costs of Collection. Borrower will pay all costs associated with the collection of Accounts and other Collateral and will cooperate fully with Lender to insure that the Accounts are timely collected and paid to Lender.

5.4. Statements. Lender shall deliver to Borrower each month a statement(s) showing all Revolving Loans, charges and payments. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower unless Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender to Borrower. Any such notice from Borrower to Lender shall only constitute an objection to the items specifically identified.

6.   REPRESENTATIONS AND WARRANTIES

  Borrower represents and warrants to Lender, as of the date hereof and as of the various times that Lender makes Revolving Loans to Borrower, as follows:

  6.1. Existence, Authority and Enforceability; State of Organization; Name. Borrower is duly organized, validly existing and in good standing under the laws of the State or Commonwealth identified on
Schedule  6.1  and its state organizational identification  number  and employer  tax  identification number (as applicable) are identified  on
Schedule 6.1. Borrower is qualified to do business in all jurisdictions in which the nature of its business or the ownership of its property so requires. Borrower has no Borrower Affiliates except as set forth on Schedule 6.1. Borrower has all requisite power and authority to borrow the Revolving Loans, to execute and deliver, and perform its obligations under, all agreements and documents associated with the Revolving Loans (the "Loan Documents"), and to own and operate its property and carry on its business as presently conducted by Borrower. Each of the Loan Documents has been duly authorized, executed and delivered by Borrower and is a valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. Borrower's exact legal name is as set forth in the first paragraph of this Agreement and as identified on Schedule 6.1. Except as set forth on Schedule 6.1, Borrower has not, during the past 5 years, been known by or used any trade name or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any person, or acquired any of its property outside of the ordinary course of business, or been incorporated or registered in any jurisdiction other than the state identified on Schedule 6.1 as its current jurisdiction of incorporation or registration. The outstanding shares of equity issued by Borrower have been duly and validly issued and are fully paid and nonassessable, and the owners of five percent (5%) or more of such stock or membership interests are set forth on Schedule 6.1 and there are no existing warrants, options, or commitments of any kind or nature convertible into capital stock or membership interest of Borrower except as set forth on Schedule 6.1.

6.2. No Default or Conflict. Borrower is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound. All approvals and consents from all parties required in connection with the execution and delivery of the Loan Documents, and the performance of the transactions contemplated thereby, have been obtained and all required notices or other filings have been made. The execution and delivery of the Loan Documents, and the performance of the transactions contemplated thereby, do not violate, conflict with, result in the breach of, or constitute a default under any applicable law, the organizational documents of Borrower or any agreement or instrument to which Borrower is a party, or result in the creation or imposition of any lien, charge or encumbrance upon any assets of Borrower (other than Lender's lien pursuant to this Agreement), pursuant to the terms of any agreement or instrument to which Borrower is a party or by which Borrower or any of its assets are bound.

6.3. Absence of Litigation. Except as set forth on Schedule 6.3, there are no actions, proceedings or investigations pending or threatened against Borrower, whether or not covered by insurance, which may result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or business prospects of Borrower. Borrower has no Commercial Tort Claims pending against any person or entity other than those set forth on Schedule 6.3 attached hereto, as such Schedule 6.3 may be amended from time to time.

6.4. Taxes and Returns. Borrower has timely filed all tax returns that Borrower is required by law to file or has obtained valid extensions. All taxes and other sums owing by Borrower to any governmental authority have been fully paid and Borrower maintains adequate reserves to pay such tax liabilities as they accrue.

6.5. Lien Priority and Nature of Certain Collateral. Lender has a perfected first priority security interest in the Collateral and the Collateral is free of any lien, encumbrance or adverse interest of any kind whatsoever, with the exception of: (i) any prior security interests identified on Schedule 6.5 in the Collateral described on
Schedule 6.5 (the "Permitted Prior Encumbrances"), (ii) any security interests to finance Purchase Money Equipment, and liens for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due and payable, or encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use; and (iii) liens permitted under the terms of any Intercreditor Agreement (defined in Schedule 9.1(e)) (collectively, the "Permitted Liens"). Borrower has good title to all of the Collateral which Borrower has indicated to Lender is the property of Borrower. Each Account which Borrower represents to Lender as an Eligible Account or Eligible Pre-Billed Account has arisen from the sale and delivery of Inventory or from services rendered or to be rendered by Borrower, is genuine, complete and, in all other respects, what it purports to be, and is not otherwise ineligible under the standards set forth in Section 1.2 of this Agreement.

6.6. Collateral and Business Locations. Borrower's principal place of business or, if Borrower has more than one principal place of business, Borrower's chief executive office, is located at the address specified on Schedule 6.6. All books and records pertaining to the Collateral are kept by Borrower at its principal place of business or, if Borrower has one, its chief executive office. Borrower conducts its business, and the Collateral is located at, Borrower's business locations identified on Schedule 6.6. Except as set forth in Schedule 6.6, during the past 5 years Borrower's principal place of business, chief executive office, and business locations have continually been as identified on Schedule 6.6.

6.7. Financial and Other Information. All financial and other information furnished by Borrower to Lender represents true and correct extracts from the books and records of Borrower. Financial statements furnished by Borrower to Lender present fairly the financial condition of Borrower as of the date of such statements and for the relevant periods then ended.

6.8. Compliance with Laws. Borrower is in compliance with all applicable federal, state and local laws, regulations and ordinances, including all laws relating to the environment or the health and welfare of the general public. No "hazardous substance," as defined in the Comprehensive Environmental Response, Compensation, and Liability Act, has been generated, treated, stored, or disposed of at, or discharged from, any of Borrower's business locations or any of Borrower's past property or operations, except as authorized pursuant to applicable law and disclosed by Borrower to Lender in writing.

6.9. Intangible Assets. Borrower owns or possesses the right to use all trade secrets, trademarks, trade names, copyrights, patents, patent rights, service marks, computer software, licenses and other intangible assets, if any, used in the conduct of Borrower's business as presently operated, and no such property, to the best knowledge of Borrower following due inquiry thereof, conflicts with the valid trademark, trade name, copyright, patent right or other intangible asset of any other person.

6.10. Employee Pension Benefit Plans. Any and all Employee Pension Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of 29 U.S.C.A. Section 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any Employee Benefit Plan (as defined in ERISA) of Borrower.

7.   AFFIRMATIVE COVENANTS

  Borrower covenants and agrees with Lender as follows:

  7.1. Financial Statements. Borrower shall deliver to Lender, within ninety (90) days following the end of each of its fiscal years, the Financial Statements set forth on Schedule A. Borrower shall deliver to Lender such other financial information as Lender shall request, including, (a) within thirty (30) days after the end of each month, reasonably detailed monthly and fiscal year-to-date financial statements prepared in accordance with generally accepted accounting principles, certified by the chief financial officer, president or chief executive officer of Borrower as presenting fairly the financial condition of Borrower, which shall also include a covenant and compliance certificate in form satisfactory to Lender that provides a calculation of, and certification of Borrower's compliance with, the financial covenants described in Section 8.6 hereof and the status of all other monetary covenants set forth in Sections 7 and 8 hereof for such period, (b) no later than April 30th of each calendar year, completed tax returns together with all schedules thereto provided that if Borrower has not filed its tax returns and schedules by such time, Borrower shall deliver evidence that it has obtained an extension for such filing and shall deliver copies of such tax returns and schedules thereto within fifteen (15) days after such returns and schedules are actually filed but in any event no later than October 31st of each calendar year, and (c) at least sixty (60) days prior to the end of Borrower's fiscal year, an annual operating budget showing a projected income statement, balance sheet and cash flows as of each month end for the forthcoming fiscal year. In addition to the above, Borrower shall deliver final audited financial statements for the fiscal year ending March 31, 2008 to Lender within 45 days after the Effective Date, and such financial statements shall be satisfactory to Lender in all respects and shall not be materially different (as determined by Lender in its sole discretion) from the internal financial statements previously delivered to Lender by Borrower.

7.2. Books and Records. Borrower shall keep accurate and complete records of the Collateral and permit Lender to: (a) visit Borrower's business locations at intervals to be determined by Lender;
(b) inspect, audit and make extracts from or copies of Borrower's books, records, journals, receipts, computer tapes and disks; and
(c) temporarily remove any of the items identified in the foregoing clause (b), where necessary, for the purpose of making copies thereof. All governmental authorities are authorized to furnish Lender with copies of reports of examinations of Borrower made by such parties. Banks, Account Debtors and other third parties with whom Borrower has contractual relationships pertaining to the Collateral or the Loan Documents, are authorized to furnish Lender with copies of such contracts and related materials. Lender is authorized, in its own name or any other name, to communicate with Account Debtors in order to verify the existence, amount and terms of any Account.

7.3. Additional Documentation. Borrower shall execute and deliver to Lender all additional documents, which Lender may, from time to time, determine are necessary or appropriate to evidence the Revolving Loans or to continue or perfect Lender's security interest in the Collateral.

7.4. Existence, Name and Chief Executive Office. Borrower shall maintain its corporate existence in good standing and shall deliver to Lender written notice, at least sixty (60) days in advance, of any proposed change in any of the following: Borrower's trade name (or the use of any new trade names), Borrower's business locations, the location of Borrower's principal place of business or chief executive office, the location of any Inventory or Equipment, or the location of Borrower's books and records. Borrower shall execute any and all documents that Lender requests in connection with any such change.

7.5. Compliance with Laws and Taxes. Borrower shall comply with all applicable laws and regulations. Borrower shall pay all real and personal property taxes, assessments and charges, and all franchise, income, unemployment, social security, withholding, sales and all other taxes assessed against Borrower or the Collateral, at such times and in such manner so as to avoid any penalty from accruing against Borrower or any lien or charge from attaching to the Collateral. Borrower shall promptly deliver to Lender, upon request, receipted bills evidencing payment of such taxes and assessments.

7.6. Performance of Obligations. Borrower shall perform, in a timely manner, all of its obligations pursuant to leases, mortgages, deeds of trust or other agreements to which Borrower is a party, and shall pay when due all debt owed by Borrower and all claims of mechanics, materialmen, carriers, landlords, warehousemen and other like persons.

7.7. Reporting as to Revenues and Accounts. With such frequency as Lender shall direct, Borrower shall deliver to Lender such information as Lender shall request with respect to the Revenues, Accounts and Inventory, including: (a) no less than once per week, a borrowing base certificate based on the Accounts as of the end of the preceding week, each borrowing base certificate to be accompanied by a detailed summary of the sources of all of the Revenues of Borrower, including sales of Inventory and credits and collections associated with Accounts; (b) no later than the 15th of each month, a detailed reconciliation of the last borrowing base of the previous month to the aging of Accounts for the same period; (c) no later than the 15th of each month, detailed schedules showing the aging of Accounts and Borrower's accounts payable as of the end of the preceding month; (d) no later than the 15th of each month, a list of all invoices over $5,000, with copies of such invoices and proof of delivery by Borrower of the goods subject to such invoice; and (e) no later than ten (10) days following Lender's request, a complete and updated list of Borrower's customers, including the name, address and telephone number of each customer.
  Borrower shall notify Lender immediately if: (a) any Eligible Account or Eligible Pre-Billed Account arises out of a contract with the United States of America, any State, or any political subdivision of either of the foregoing, and Borrower shall execute all instruments and take all steps necessary to insure that all amounts due and to become due under such contract are properly assigned to Lender pursuant to the ACA or otherwise; (b) Borrower receives information with regard to the Collateral which might in any material way adversely affect the value of the Collateral or the rights and remedies of Lender with respect thereto; or (c) any amounts due and owing in excess of the Maximum Disputed Amount set forth on Schedule A are in dispute by any Account Debtor on an Eligible Account or Eligible Pre-Billed Account and Borrower shall explain in detail the reason for the dispute, all claims related to the dispute, and the amount in controversy.

  7.8. Borrowing Base. If, at any time, the aggregate unpaid principal amount of the Revolving Loans exceeds the Borrowing Base, or if any portion of the Revolving Loans exceeds any applicable limitation, Borrower shall immediately pay to Lender the amount of any such excess and all accrued interest and other charges owing to Lender with respect thereto.

7.9. Breach or Default. Borrower shall notify Lender immediately upon the occurrence of any circumstance which: (a) makes any representation or warranty of Borrower, any guarantor or any other obligor contained in this Agreement or any other Loan Document incorrect or materially misleading; (b) puts Borrower, any guarantor or any other obligor other than in full compliance with all of Borrower's covenants and agreements contained in this Agreement or any other Loan Document; or
(c) constitutes an Event of Default under this Agreement.

7.10. Maintenance of Assets. Borrower shall maintain all of its real and personal property in good repair, working order and condition, shall make all necessary replacements to such property so that the value and the operating efficiency of such property will be preserved, shall prevent any personal property from becoming a fixture to real estate, and will pay or cause to be paid all rental or mortgage payments due on its real property.

7.11. Insurance. Borrower shall procure and continuously maintain the following insurance with such companies and in form and substance satisfactory to Lender: (a) "All Risk Extended Coverage" property insurance covering Borrower's tangible personal property for the full replacement value thereof; (b) "All Risk Extended Coverage" business interruption insurance in an amount acceptable to Lender; (c) liability insurance in an amount acceptable to Lender; (d) "key man" life insurance insuring the lives of the Key Men set forth on Schedule A, in each case in an amount equal to or exceeding the Minimum Key Man Life Insurance Amount set forth on Schedule A; and (e) such other customary insurance coverages as are specified by Lender from time to time. The key man life insurance and the business interruption insurance shall be assigned to Lender pursuant to documentation acceptable to Lender.
Each property and business interruption insurance policy shall contain a "standard" or "long form" (as opposed to open) Lender's Loss Payable Endorsement or other form of endorsement acceptable to Lender in favor of Lender, providing for, among other things, thirty (30) days prior written notice to Lender of any cancellation, non-renewal or modification of such coverage. Borrower shall deliver to Lender certified copies of such policies and all required endorsements and other evidence of such insurance acceptable to Lender. All policies of liability insurance shall name Lender as an additional insured. Borrower hereby directs all insurers under such policies of insurance described above to pay all proceeds payable thereunder directly to Lender (subject, however, to the rights of holders of any Permitted Prior Encumbrances with priority over Lender's security interest). Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, however, that Lender shall exercise such rights only upon the occurrence of an Event of Default. All amounts received by Lender from any such insurance policies may be applied by Lender to the Revolving Loans or to other amounts owing from Borrower to Lender. If Borrower fails to procure required insurance or such insurance is canceled or otherwise lapses, then Lender may procure such insurance and add the cost of such insurance to the principal balance of the Revolving Loans.
                                WARNING

 UNLESS BORROWER PROVIDES LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THIS AGREEMENT, LENDER MAY PURCHASE INSURANCE AT BORROWER'S EXPENSE TO PROTECT LENDER'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT BORROWER'S INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE LENDER PURCHASES MAY NOT PAY ANY CLAIM BORROWER MAKES OR ANY CLAIM MADE AGAINST BORROWER. BORROWER MAY LATER CAUSE LENDER TO CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT BORROWER HAS OBTAINED THE REQUIRED COVERAGE ELSEWHERE.

 BORROWER IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY LENDER. THE COST OF THIS INSURANCE MAY BE ADDED TO BORROWER'S LIABILITIES. IF THE COST IS ADDED TO BORROWER'S LIABILITIES, THE DEFAULT INTEREST RATE PROVIDED IN THIS AGREEMENT WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE BORROWER'S PRIOR COVERAGE LAPSED OR THE DATE BORROWER FAILED TO PROVIDE PROOF OF COVERAGE.

 THE COVERAGE LENDER PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE BORROWER CAN OBTAIN ON ITS OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

  7.12. Inventory Appraisals. At least once every calendar year, Borrower shall, at its sole cost and expense, cause an appraisal to be performed of Borrower's Inventory by an appraiser satisfactory to Lender in its sole discretion and deliver such Inventory appraisal to Lender. In addition to any Inventory appraisals required above, if an Event of Default has occurred and is continuing, Borrower shall, if and when requested by Lender in writing, deliver to Lender, at Borrower's sole cost and expense, such additional or more frequent Inventory appraisals performed by an appraiser satisfactory to Borrower.

7.13. Indemnification. Borrower agrees to indemnify, save and hold harmless Lender and its directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against:(i) any claim, demand, action or cause of action arising out of or relating to the use or contemplated use of the proceeds of any of the Revolving Loans, any transaction contemplated by this Agreement or any Loan Document, or any relationship with Borrower or any other party to this Agreement or the Loan Documents; (ii) any administrative or investigative proceeding by any governmental agency arising out of or related to a claim, demand, action or cause of action described in clause (i) above; and (iii) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of any foregoing claim, demand, action, cause of action or proceeding; provided, however, that no Indemnitee shall be entitled to indemnification for any loss caused by its own negligence or willful misconduct. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of the Credit Facility, the repayment of the Obligations and the payment and performance of all other obligations required pursuant to the Loan Documents.

8.   BORROWER'S NEGATIVE COVENANTS

  Borrower covenants and agrees with Lender as follows:

  8.1.  Business,  Management and Organization.   Borrower  shall  not:
(a) change the jurisdiction where Borrower is organized, incorporated or registered; (b) make any material change in its management, which includes the Key Employees or Agents as set forth on Schedule A;
(c) make any material change in the nature of the business that Borrower presently conducts; (d) change its legal name; (e) enter into any merger or consolidation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, any substantial portion of Borrower's business or property, whether now or hereafter acquired; (f) enter into limited liability companies, partnerships or joint ventures with any other entity; (g) acquire all or substantially all of the assets or business of any other company, person or entity; (h) create, acquire or permit to exist any new subsidiaries; or (i) except as permitted in accordance with Section 7.4, conduct business under any trade names other than the trade names of Borrower as of the Effective Date.

8.2. Disposition of Assets. Borrower shall not, without Lender's written consent: (a) encumber the Collateral in favor of any person other than Lender, whether voluntarily or involuntarily, other than
(i) the Permitted Prior Encumbrances on Equipment which is financed after the date hereof by a person other than Lender on a purchase money basis to the extent permitted under this Agreement ("Purchase Money Equipment"); or (ii) liens permitted under the terms of any Intercreditor Agreements or (b) sell, consign, lease, license or remove from Borrower's business locations any of Borrower's assets except that, so long as no Event of Default has occurred on the part of Borrower under this Agreement, Borrower may sell Inventory in the ordinary course of its business (any sale or exchange of Inventory in satisfaction of indebtedness of Borrower shall not be a sale of Inventory in the ordinary course of business) and may sell or dispose of obsolete assets which Borrower has determined, in good faith, not to be useful in the conduct of its business and which, in any fiscal year of Borrower, do not have an aggregate fair market value in excess of the Maximum Sales Amount set forth on Schedule A.

8.3. Indebtedness; Loans and Guarantees. Borrower shall not make any loan or contribute money, goods or services to any person, or borrow money or incur any indebtedness from any person, or guaranty or agree to become liable for any obligation of, any person, including any Borrower Affiliate or any Interested Party, other than: (a) loans to employees of Borrower for reimbursable expenses incurred by such employees in the normal course of Borrower's business; (b) extensions of credit in the ordinary course of business to customers of Borrower, excluding any Borrower Affiliate or Interested Party; (c) purchase money indebtedness incurred solely for the purchase of Equipment; and
(d) indebtedness identified on Schedule 6.5.

8.4. Capital Expenditures and Investments.  Borrower shall not:
(a) make capital expenditures of any kind or nature, including leases of property which are required to be capitalized on Borrower's balance sheet, in an aggregate amount in excess of the Maximum Capital Expenditure Amount set forth on Schedule A in any fiscal year of Borrower; or (b) invest in, or purchase the obligations of, any entity, other than the United States of America, any commercial bank having a net worth in excess of $100,000,000, or the commercial paper of any corporation which is rated A-1 by Standard & Poor's and P-1 by Moody's.

8.5. Corporate Distributions and Salaries.  Borrower shall not:
(a) declare or pay any dividend upon, make any distribution with respect to, or purchase, redeem or otherwise acquire any of Borrower's capital stock; provided that in each of Borrower's fiscal years in which it is an "S" Corporation for federal income tax purposes, Borrower may declare and pay dividends in an amount not to exceed the amount of total shareholder federal tax liability for such fiscal year with respect to the taxable income of Borrower for such fiscal year end, provided that Borrower shall require such shareholders for any fiscal year end in which it shall have net taxable losses deductible by such shareholders which result in an income tax benefit to such shareholders to contribute the dollar amount of such income tax benefit to Borrower as shareholder capital for such fiscal year; or
(b) increase, whether by election, promotion or otherwise, the aggregate salaries and other compensation paid to its officers by more than 10% in any fiscal year of Borrower.

8.6. Financial Covenants. Except as otherwise expressly provided below, all calculations and amounts referenced in this Section 8.6 shall be determined in accordance with generally accepted accounting principles.

    (a) Adjusted Tangible Net Worth. Borrower shall not permit its Adjusted Tangible Net Worth to be less than the Minimum Adjusted Tangible Net Worth Amount set forth on Schedule A at any time hereafter. Adjusted Tangible Net Worth shall be determined as of the last day of each month. "Adjusted Tangible Net Worth" means the
  stockholders'  equity  of  Borrower  and  Borrower's  debt  that   is
  subordinated to the Obligations of Borrower to Lender on terms and pursuant to documentation approved by Lender, minus the sum of all of the following: (a) intangible assets (to the extent not reflected below); (b) amounts owing to Borrower by any Interested Party or Borrower Affiliate; (c) prepaid expenses; (d) deposits, (e) employee advances; (f) the excess of cost over the value of net assets of purchased businesses, rights, and other similar intangible assets;
  (g) goodwill; (h) deferred expenses, deferred charges or deferred financing costs; (i) non-compete agreements; (j) any surplus resulting from any write-up of assets; and (k) all other assets of Borrower not readily convertible into money, as determined by Lender.

(b) Accounts Receivable Turnover Days. Borrower shall not permit its Accounts Receivable Turnover Days to exceed the Maximum Accounts Receivable Turnover Days set forth on Schedule A. The Accounts Receivable Turnover Days shall be determined as of the last day of each month for the 3-month period ending on such date. "Accounts Receivable Turnover Days" means the quotient of (a) 90, divided by (b) the Trailing 3-Month Account Turnover. "Trailing 3-Month Account Turnover" means the total sales for such period divided by the average month-end balance of Accounts for such period.

  8.7. Change of Control. Borrower shall not cause, permit, or suffer, directly or indirectly, any Change of Control. "Change of Control" for purposes of this Section 8.7 means the occurrence of any of the following events: (i) the sale or transfer of all or substantially all of the assets of Borrower (or any entity controlling Borrower) as an entirety to any person or related group of persons other than an affiliate or Borrower Affiliate (or any entity controlling Borrower);
(ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Control Group set forth on Schedule A, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the voting stock of Borrower (or any entity controlling Borrower); (iii) Borrower (or any entity controlling Borrower) engages in any merger, consolidation, sale of capital stock, or any other transaction or series of transactions with any other person, with the effect that the stockholders of Borrower (or any entity controlling Borrower)
immediately prior thereto own, directly or indirectly, in the aggregate, less than 75% of the total voting power entitled to vote in the election of directors of (x) Borrower if Borrower is the surviving entity, or (y) the surviving or resulting entity if Borrower is not the surviving entity, in each such case immediately after such transaction; or (iv) Borrower (or any entity controlling Borrower) is liquidated, dissolved, or adopts a plan of liquidation pursuant to the Bankruptcy Code or any other bankruptcy law.

8.8. Affiliate Transactions. Borrower shall not enter into or be a party to any agreement or transaction with any Interested Party or Borrower Affiliate except in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's business and upon fair and reasonable terms that are no less favorable to Borrower than it would obtain in a comparable arms length transaction with a person not a Borrower Affiliate or Interested Party, and on terms consistent with the business relationship of Borrower and such Borrower Affiliate or Interested Party prior to the date of this Agreement and fully disclosed to Lender.

8.9. Bank Accounts. Borrower shall not maintain or have any operating accounts or other accounts at any bank, depositary source or other financial institution where money or proceeds of Collateral are deposited or maintained, other than the accounts set forth on
Schedule 8.9, or such other accounts acceptable to Lender in its sole discretion.

8.10. Subordinated Debt. Borrower shall not make any payment with respect to any indebtedness that has been subordinated to the Obligations except as and when specifically permitted by the terms of an Intercreditor Agreement.

9.   CONDITIONS PRECEDENT

  9.1.  Conditions  Precedent.  Each of the  conditions  set  forth  on
Schedule 9.1 is a condition precedent to Lender making the Revolving Loans pursuant to this Agreement, including the making of the initial and any future Revolving Loans contemplated hereunder (any of which may be waived, in whole or in part, only by Lender in writing).

10.  EVENTS OF DEFAULT AND REMEDIES

 10.1. Events of Default. The occurrence or existence of any one or more of the following events or conditions, whether voluntary or involuntary, shall constitute an "Event of Default" under this
Agreement:

  (a) Borrower fails to make, when due, any payment associated with the Revolving Loans, or otherwise required of Borrower by this Agreement or any other Loan Documents or pursuant to any of the Other Agreements, whether or not Lender is an original party to such agreement;

(b) Borrower fails to make payment for any obligation incurred by Lender on behalf of Borrower within five (5) days of Lender's demand upon Borrower for such amount;

(c) Borrower, any guarantor or other obligor, or any Intercreditor Agreement party, fails to perform or observe any other covenant, obligation or agreement contained in this Agreement, the other Loan Documents, the Other Agreements or in any guaranty or any Intercreditor Agreement;

(d) Any representation or warranty made by Borrower, any guarantor or any other obligor, or other information provided by Borrower to Lender, was incorrect or materially misleading at the time it was made or provided;

(e) Borrower or any Borrower Affiliate defaults: (i) whether as primary or secondary obligor, in the payment of any principal or interest on any obligation for borrowed money or other indebtedness beyond any applicable grace period or, if such obligation is payable on demand, fails to pay such obligation upon demand; or (ii) in the observance of any covenant, term or condition contained in any agreement, if the effect of such default is to cause, or to permit any other party to such obligation to cause, all or part of such obligation to become due before its stated maturity;

(f) A writ of attachment, garnishment, execution, distraint or similar process is issued against Borrower, any Borrower Affiliate, any guarantor, any other obligor or any of their respective properties;

(g) Lender determines, in its sole discretion, that an adverse change has occurred in the financial condition or business prospects of any guarantor, any Borrower, or Borrower and Borrower Affiliates when taken as a whole, or that the prospect for payment or performance of any covenant, agreement or obligation under this Agreement, the other Loan Documents or the Other Agreements is impaired;

(h) Borrower, any guarantor or other obligor becomes insolvent or bankrupt; makes an assignment for the benefit of creditors or consents to the appointment of a trustee or receiver; a trustee or a receiver is appointed for Borrower or for a significant portion of Borrower's assets; bankruptcy, reorganization or insolvency proceedings are instituted by or against Borrower; or if any of the foregoing occurs with respect to any guarantor or other person liable for any of the Obligations of Borrower;

(i) A settlement, judgment or order for the payment of money in excess of the Maximum Judgment Amount set forth on Schedule A is entered into by or against Borrower, any guarantor or any other obligor;

(j) Any Loan Document is terminated other than as provided for in this Agreement or becomes void or unenforceable, or Lender's security interest in the Collateral ceases to be a valid and perfected first priority security interest in any portion of the Collateral, other than as a result of the Permitted Prior Encumbrances or prior interests of other parties in Equipment which is financed on a purchase money basis after the date hereof;

(k) Borrower, any guarantor or other obligor conceals, removes, or permits to be concealed or removed, any part of its assets with the intent to hinder, delay or defraud Lender or any of Borrower's other creditors;

(l) Any guarantor, surety or endorser for any of the Obligations of Borrower dies, defaults on any Obligation, or prospectively terminates such guaranty or surety;

(m) Any loss, theft, damage or destruction of any item or items of Collateral or other property of Borrower, guarantor or any other obligor occurs which materially and adversely affects the property, business, operations, prospects, or condition of Borrower or any guarantor, surety or endorser of Borrower or any other obligor hereunder;

(n) Borrower makes any payment on any subordinated indebtedness that was not specifically permitted by the terms of the Intercreditor
Agreement or that has not been authorized in writing by Lender;

(o) There is filed against Borrower or any guarantor or other person liable for any of the Obligations of Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding could result in the confiscation or forfeiture of any material portion of the Collateral;

(p) Any Reportable Event, as defined in Title IV of ERISA, which Lender determines constitutes grounds for the termination of any Employee Pension Benefit Plan (as defined in ERISA) of Borrower or any Borrower Affiliate by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Employee Pension Benefit Plan shall have occurred; or a decision shall have been made by Borrower or any Borrower Affiliate, or any member of the "controlled group of corporations" (as defined in Section 1563(a)(4) of the Internal Revenue Code determined without regard to Sections 1563(a) and (e)(3)(c) of such Code) of which Borrower or such Borrower Affiliate is a part, to terminate, file a notice of termination with respect to, or withdraw from, any Employee Pension Benefit Plan; or a trustee shall be appointed by the appropriate United States District Court to administer any Employee Pension Benefit Plan of Borrower or any Borrower Affiliate; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Employee Pension Benefit Plan of Borrower or any Borrower Affiliate or to appoint a trustee to administer any such Employee Pension Benefit Plan, and in case of the occurrence of any event described above, and the liability of Borrower or such Borrower Affiliate is not covered in full, for its benefit, by insurance;

(q) An Overadvance arises in any manner on terms not otherwise approved in advance by Lender in writing;

(r) Borrower guarantees any obligations of any person or entity, other than any guaranty issued in favor of Lender; or

(s) Borrower moves any Collateral to, or stores or maintains any Collateral at, any location not identified as a current business location on Schedule 6.6 without the prior written consent of Lender.

10.2. Lender's Remedies. In addition to any other rights and remedies which Lender may have, upon the occurrence of an Event of Default under this Agreement, Lender may:

    (a)  Without notice to, or demand upon, Borrower:

  (i)  discontinue making any further Revolving Loans;

(ii) terminate the Credit Facility;

(iii) declare all Revolving Loans and other Obligations of Borrower to be immediately due and payable;

(iv) take possession of all or any portion of the Collateral, wherever located, and enter on any of the premises where any of the Collateral may be and remove, repair and store any of the Collateral until it is sold or otherwise disposed of, and Lender shall have the right to store, without charge, all or any portion of the Collateral at any of Borrower's business locations;

(v) use, without charge, Borrower's patents, copyrights, trade names, trade secrets, trademarks, advertising materials or any license therefore or any property of a similar nature, in advertising for sale and selling any of the Collateral;

(vi) renew, modify or extend any Account, grant waivers or indulgences with respect to any Account, accept partial payments on any Account, release, surrender or substitute any security for payment of any Account or compromise with, or release, any person liable on any Account in such a manner as Lender may, in its sole discretion deem advisable, all without affecting or diminishing the Obligations of Borrower; and

(vii) obtain the appointment of a receiver, trustee, or similar official over Borrower to effect all of the transactions contemplated by this Agreement or as is otherwise necessary to perform this Agreement;

    (b)  With notice to Borrower:

  (i) require Borrower, at Borrower's expense, to assemble the Collateral and make the Collateral available to Lender at locations reasonably convenient to Lender and Borrower; and

(ii) sell or otherwise dispose of all or any portion of the Collateral at public or private sale for cash or credit, with such notice as may be required by law (in the absence of any contrary requirement, Borrower agrees that ten (10) days prior notice of a public or private sale of the Collateral is reasonable), in lots or in bulk, all as Lender, in its sole discretion, may deem advisable. Lender shall have the right to conduct any such sales, without charge, at Borrower's business locations. Lender shall have no obligation to clean up or otherwise prepare the Collateral for sale. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the Purchaser. In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral. In the event Lender purchases any of the Collateral being sold, Lender may pay for the Collateral by crediting some or all of the Obligations of Borrower. Lender may purchase all or any portion of the Collateral at public sale and, if permitted by law, at private sale and, in lieu of actual payment of the purchase price, may offset the amount of such price against the outstanding amount of the Revolving Loans and any other amounts owing from Borrower to Lender. Proceeds realized from the sale of any Collateral will be applied in the following order:
(a) to the costs, expenses and attorneys' fees incurred by Lender in connection with the collection, acquisition, protection and sale of the Collateral; (b) to any accrued and unpaid interest owing from Borrower to Lender; and (c) to any other amounts owing from Borrower to Lender. Borrower agrees that the procedures set forth in this Section 10.2(b) will not adversely affect the commercial reasonableness of any sale of the Collateral. Borrower agrees that Borrower will remain fully liable for any deficiency owing to Lender after the proceeds of the Collateral have been applied to the Revolving Loans and all other amounts owing from Borrower to Lender;

    (c) Exercise all such other remedies as may be available under this Agreement or any Other Agreement, Loan Document or applicable law, including all rights of a secured party under the UCC. All remedies will be cumulative; and

(d) If any of the Collateral shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, Lender shall have the right, but not the obligation, to do such repairing, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as Lender shall deem appropriate, but Lender shall have the right to sell or dispose of such Collateral with or without such processing.

11.  MISCELLANEOUS

  11.1. Power of Attorney. Borrower irrevocably appoints Lender, and any person designated by Lender, as Borrower's true and lawful attorney-in-fact to: (a) endorse for Borrower, in Lender's or Borrower's name, any draft or other order for the payment of money payable to Borrower; and (b) execute, in Lender's or Borrower's name, financing statements or other public notices describing the Collateral. Lender shall not be liable to Borrower for any action taken by Lender or its designee under this power of attorney, except for action taken in bad faith. Borrower agrees that a carbon, photographic or other reproduction of a financing statement or this Agreement or other public notices may be filed by Lender as a financing statement.

11.2. Outstanding Revolving Loans. The outstanding principal amount of, and accrued interest on, the Revolving Loans and the Interest Rate applicable to the Revolving Loans from time to time, shall be, at all times, ascertained from the records of Lender and shall be conclusive absent manifest error.

11.3. Modifications and Course of Dealing. This Agreement constitutes the entire agreement of Borrower and Lender relative to the subject matter hereof. No modification of, or supplement to, this Agreement shall bind Lender unless in writing and signed by an authorized officer of Lender. The enumeration in this Agreement of Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that Lender may have under the UCC or other applicable law. No course of dealing and no delay or failure of Lender to exercise any right, power or privilege under this Agreement, any other Loan Document or any Other Agreement will affect any other or future exercise of such right, power or privilege. The exercise of any one right, power or privilege shall not preclude the exercise of any others, all of which shall be cumulative.

11.4. Assignment and Participation. Borrower may not assign or transfer any of its rights or delegate any of its obligations under this Agreement. Lender shall have the right, from time to time, without notice to Borrower, to sell, assign or otherwise transfer its interest in the Loan Documents and the Revolving Loans, either in whole or in part, to any other person or enter into participation arrangements with any other person. Borrower authorizes Lender to deliver to potential assignees or participants Borrower's financial information and all other information delivered to Lender pursuant to the terms of this Agreement.

11.5. Delegation of Duties. Lender may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact. Lender shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by Lender as long as such selection was made without gross negligence or willful misconduct.

11.6. Notices. All notices, requests, demands and other communications pursuant to this Agreement (the "Notices") shall be in writing and shall be sent by e-mail, facsimile, certified mail or overnight courier, return receipt requested. All of the Notices must be sent to the applicable party at the address (or e-mail address or facsimile) for such party set forth on the signature page to this Agreement or to such other address as such party may designate from time to time.

11.7. Expenses. Borrower will pay service charges, analysis fees, and all costs and expenses incidental to or in connection with this Agreement (including the documentation, consummation, administration, and enforcement of this Agreement, the Loan Documents or any Other Agreements), any service provided by Lender to or on behalf of Borrower, any amendment or modification of this Agreement, the Loan Documents, or any Other Agreements, any sale or attempted sale of any interest herein to a participant or co-lender, and any litigation, contest, dispute, proceeding or action in any way relating to the Collateral, this Agreement, the Loan Documents, or any Other Agreements, whether arising prior to the Effective Date or after maturity, the occurrence of an Event of Default, or the rendering of a judgment. Such costs and expenses will include, but not be limited to, attorneys' fees, including both Lender's in-house and outside attorneys' and paralegals' fees and expenses, whether or not a lawsuit or other court action is actually filed (including, but not limited to bankruptcy and reorganization proceedings, and appellate and review proceedings), filing fees and associated taxes, lien and judgment search fees, fees of examiners and appraisers, and fees and charges associated with lockboxes and blocked accounts. All such amounts will constitute Revolving Loans, will be repayable upon demand, and will be secured by the Collateral.

11.8. Authorization to Charge Borrower's Account. Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made by Borrower under this Agreement.
11.9.     Assignment of Accounts and Inventory.  This Agreement may be

supplemented by separate assignments of Accounts and, if such assignments are executed, the rights and interests given by Borrower pursuant to such assignments shall be in addition to, and not in limitation of, the rights and security interests given by Borrower under this Agreement. Lender will not be responsible for the safekeeping of any Inventory delivered to Lender, for the collection of proceeds of any of the Collateral, or for losses of collected proceeds held by Borrower in trust for Lender.

11.10.    Confidentiality.   Borrower agrees to keep confidential, and
shall cause its respective directors, officers, shareholders, employees, agents, and attorneys to keep confidential, the terms and conditions of this Agreement, all documents referenced herein and the respective terms thereof, and any communication between the parties regarding this Agreement, except to the extent that: (a) Borrower makes any disclosure to its auditors, attorneys or other professional advisors; (b) any disclosure is otherwise required by law or pursuant to any rule or regulation of any federal, state or other governmental authority or regulatory agency; or (c) Borrower is in receipt of the prior written consent of Lender.

11.11.    Intentionally Deleted.

11.12. Binding Effect, Severability and Governing Law. This Agreement shall not be deemed to create any right in any person except as provided herein and shall inure to the benefit of, and be binding upon, the successors and assigns of Borrower (and any person or entity that becomes bound as a debtor under the UCC) and Lender. All of Borrower's obligations under this Agreement are absolute and unconditional, shall not be subject to any offset or deduction whatsoever, and if there is more than one Borrower, are joint and several. The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part, such provision will be ineffective to the extent of such invalidity or unenforceability without in any manner effecting the validity or enforceability of the remaining provisions of this Agreement. This Agreement has been accepted by Lender in the State of Oregon. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OREGON, WITHOUT REFERENCE TO APPLICABLE CONFLICT OF LAW PRINCIPLES. BORROWER CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF OREGON COURTS IN CONNECTION WITH THE RESOLUTION OF ANY DISPUTES RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR OTHER AGREEMENTS. BORROWER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR OTHER AGREEMENTS.

  BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT THE ADDRESS SET FORTH BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

  11.13. Waiver of Jury Trial; Limitation of Liability. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION: (A) ARISING HEREUNDER; OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL
WITHOUT  A  JURY,  AND  THAT  ANY PARTY HERETO  MAY  FILE  AN  ORIGINAL
COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER AGREES THAT IT WILL NOT ASSERT AGAINST LENDER ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. NO OFFICER OF LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

11.14. Final Agreement. This Agreement and the other Loan Documents and Other Agreements are intended by Borrower and Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document or Other Agreement shall be made, except by a written agreement signed by Borrower and a duly authorized officer of Lender. In the event of any conflict between this Agreement and any other Loan Document or Other Agreement, the terms and provisions of this Agreement shall govern and prevail.

11.15. Counterparts. This Agreement may be executed in any number of counterparts, and by Lender and Borrower in separate counterparts, each of which shall be an original, but all of which shall taken together constitute one and the same agreement.

11.16. Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

  11.17. Access to Textron's System. Lender shall provide Borrower with access to Textron's System for the purpose of (a) obtaining information regarding the administration and status of its account, and
(b) if permitted by Lender, submitting billing and other information in connection with funding requests and account administration. At Lender's discretion, the submission of borrowing base information through Textron's System may replace the borrowing base certificate otherwise required under this Agreement. "Textron's System" means the system used by Lender to provide internet-based reporting to its clients. Such access shall be subject to the following terms, in addition to all terms set forth on the website for Textron's System:

  (a) Lender shall provide initial password(s) to Borrower for secured access to Textron's System. Borrower shall provide Lender with a list of officers and employees that are authorized from time to time to access Textron's System, and Borrower agrees to limit access to the password(s) and Textron's System to such authorized officers and
  employees.   After  the  initial access,  Borrower  shall  be  solely
  responsible for (A) changing and maintaining the integrity of Borrower's password(s) and (B) any unauthorized use of Borrower's password(s) or Textron's System by any of Borrower's officers and employees.

(b) Borrower shall use Textron's System and Borrower's information thereon solely for the purposes permitted above, and shall not access Textron's System for the benefit of third parties or provide any information obtained from Textron's System to third parties. Lender makes no representation that billing or collection information or other account information on Textron's System is or will be available, accurate, complete, correct or current at all times. Textron's System may be inoperable or inaccessible from time to time, whether for required website maintenance, upgrades to Textron's System, or for other reasons, and in any such event Borrower must obtain billing or collection information or other account information and (if permitted by Lender) make funding requests and submit required information using other available means.

(c) Borrower hereby confirms and agrees that Textron's System consists of software, data, tools, scripts, algorithms, business logic, website designs and interfaces and related intellectual property, information and documentation. Textron's System and related intellectual property, information and documentation are the sole and exclusive property of Lender, and Borrower shall have no right, title or interest therein or thereto, except for the limited right to access Textron's System for the purposes permitted above. Upon termination of Borrower's funding facility with Lender, Borrower agrees to cease any use of Textron's System.

(d) In the event of a conflict between the terms of this Section of the Agreement and the terms set forth on the website for Textron's System, the terms set forth on the website for Textron's System shall govern.

(e) All agreements, covenants and representations and warranties contained in and required under Borrower's transaction agreements with Lender shall apply to and shall be deemed to be made by Borrower to Lender with respect to any information that Borrower submits or any funding request that Borrower makes through Textron's System. For purposes of illustration and not limitation, each time Borrower submits borrowing base information to Lender through Textron's System, Borrower certifies that: 1) each of the invoices/claims/billings reported through Textron's System is evidenced by a true and correct bona fide invoice issued by Borrower for goods sold or services rendered, each Account that Borrower presents to Lender as an Eligible Account or Eligible Pre-Billed Account, meets the requirements for eligibility set forth in this Agreement and all inventory that Borrower represents to Lender as Eligible Inventory meets the requirements for eligibility set forth in this Agreement; 2) no Event of Default exists and no fact or circumstance exists that, with notice, or the passage of time, or both, would constitute an Event of Default; and 3) all of Borrower's representations and warranties contained in this Agreement, in any Loan Document, and in any other certificate, instrument, or document submitted by Borrower to Lender are true and accurate in all material respects, subject only to such exceptions disclosed to Lender in writing and acknowledged by Lender in writing before Borrower's submission of such documents to Lender.

  11.18. Schedules. The Schedules attached to this Agreement are an integral part of this Agreement and are incorporated herein.

  The   undersigned,  pursuant  to  due  authority,  have  caused  this
Agreement to be executed as of the Effective Date.

  UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

SIGNATURES ON THE FOLLOWING PAGE



LENDER:                           BORROWER:

Textron Financial Corporation     Halifax Corporation of Virginia

/s/ Jennifer Grable               /s/ Joseph Sciacca
By: Jennifer Grable               By:  Joseph Sciacca

Title: Vice President - Operations   Title: Vice President - Finance

Address:                          Address:

4949 S.W. Meadows Road            5250 Cherokee Avenue
Suite 500                         Alexandria, VA 22312
Lake Oswego, OR 97035
Facsimile No. (503) 675-5776      Facsimile No. (703) 658-2444
Telephone No. (503) 675-5762       Telephone No. (702) 750-2202
Attn: Attn: SVP-ABL Credit/Operations Attn: President

                           List of Schedules

Schedule A:    Supplemental Terms and Conditions

Schedule 1.2   Concentration Limits

Schedule 6.1   Organizational Information

Schedule 6.3   Commercial Tort Claims and Litigation

Schedule 6.5   Permitted Prior Encumbrances and Permitted Indebtedness

Schedule 6.6   Collateral and Business Locations

Schedule 8.9   Bank Accounts

Schedule 9.1   Conditions Precedent

                              Schedule A
                   Supplemental Terms and Conditions

Introductory Paragraph

     Effective Date:  June        , 2008

Section 1.1-Revolving Credit Facility

     Credit Limit:  $4,000,000

     Eligible Accounts Advance Rate:  90%

     Eligible Pre-Billed Accounts Advance Rate:  25%

     Eligible Pre-Billed Accounts Sublimit: Least of the following (i) $400,000; (ii) 150% of the net orderly liquidation value of Borrower's Inventory, as determined by any appraisal conducted pursuant to Section 7.12 of this Agreement; or (iii) 15% of the aggregate amount of all Eligible Accounts.

     Maximum Dilution Percentage:  3%

Section 1.2-Eligible Accounts

     Maximum Concentration Percentage:  15%

Section 1.6-Payment of Interest and Principal

     Interest Rate:  Prime plus 2.75%.

     Prime: "Prime" means the greater of (i) 5.00%, or (ii) the prime commercial rate of interest per annum as announced from time to time on-line by the Wall Street Journal as the prevailing "Prime Rate," from
time   to  time  in  effect,  with  each  change  in  the  Prime   Rate
automatically and immediately changing the interest rate on the Revolving Loans without notice to Borrower, subject to any maximum or
minimum interest rate limitation specified by applicable law.   If  the
Prime Rate is reflected as a range, then the Prime Rate as defined herein shall be the highest amount in said range. Lender shall have the right, from time to time, to designate any other money center bank as the reference bank for purposes of determining Prime under this Agreement.

     Default Interest Rate:  Interest Rate plus 3 %.

     Minimum Monthly Interest Charge:  N/A

Section 1.8-Renewal and Termination

     Initial Term:  3 year period commencing as of the Effective Date.

Section 2.1-Monthly Servicing Fee

     Monthly Servicing Fee:  $2,500 payable in advance

     Section 2.2-Credit Facility Fees

     Credit Facility Fees: 1.00% of the Credit Limit on the Effective Date due and payable on the Effective Date and 0.50% of the Credit Limit on each anniversary of the Effective Date prior to the termination of the Credit Facility (due and payable on each such anniversary).

Section 2.3-Field Examination Fees

      Field Examination Fee: The standard rate established by Lender from time to time (which standard rate is currently in an amount equal to $950 for each day spent by each employee or agent of Lender in performing and/or summarizing the results of such examination, including all necessary travel time) plus all "out of pocket" expenses.

Section 2.4 Unused Credit Facility Fee

     Unused Credit Facility Fee:  N/A

Section 2.5-Early Termination Fee

     Early Termination Fee:







           Amount                        Period

(i)  2% of the Credit Limit   From the Effective Date to
                              and including the first
                              year anniversary of the
                              Effective Date.
                              Notwithstanding the
                              foregoing, if the
                              termination is caused by a
                              Change of Control, Lender
                              shall reduce the Early
                              Termination Fee to 1%.

(ii) 1% of the Credit Limit   From any time after the
                              first year anniversary
                              date, including any Renewal
                              Term.




Section 2.6-Lockbox Maintenance fee.

     Lockbox Maintenance Fee: $50.00 per lockbox or such higher amount as Lender shall establish from time to time.

Section 2.7-Wire /ACH Transfer Fee

     Wire Transfer Fee: $25.00 or such higher amount as Lender shall establish from time to time.

     ACH Transfer Fee: $7.50 or such higher amount as Lender shall establish from time to time.

Section 2.8-Delinquent Reporting Fee

     Delinquent Reporting Fee:  $50 per day

Section 5.1-Borrower's Revenues

     Float Days:  3 business days

Section 7.1 - Financial Statements

     Financial Statements: Borrower's audited financial statements certified by a recognized firm of certified public accountants acceptable to Lender as having been prepared in accordance with generally accepted accounting principles and as presenting fairly the financial condition of Borrower as of the date thereof and for the period then ended (and including any management letter to Borrower from such accountants).

Section 7.7-Reporting as to Revenues, Accounts and Inventory

     Maximum Disputed Amount:  $50,000

Section 7.11-Insurance

     Key Men:  N/A

Section 8.1-Business, Management and Organization

     Key Employees or Agents:  Charles McNew and Joseph Sciacca

Section 8.2-Disposition of Assets

     Maximum Sales Amount:  $100,000



Section 8.4-Capital Expenditures and Investments

     Maximum Capital Expenditure Amount:  $250,000

Section 8.6-Financial Covenants

     Minimum Adjusted Tangible Net Worth Amount:  $0

     Maximum Accounts Receivable Turnover Days:   75 days

Section 8.7-Change of Control

     Control Group:  N/A

Section 9.1-Conditions Precedent

    Guarantors:  Charles McNew (Fraud and Validity guaranty only)
    Joseph Sciacca (Fraud and Validity guaranty only)
    Halifax Engineering, Inc. (Collateralized Corporate Guaranty)
    Halifax Realty, Inc. (Collateralized Corporate Guaranty)
    Halifax-Alphanational Acquisition, Inc.  (Collateralized Corporate
    Guaranty)

     Intercreditor Agreement Parties (other than Borrower and Lender):
    N/A

    Subordination Agreement Parties: Nancy Scurlock
                                     Arch C. Scurlock Children's Trust

     Minimum Excess Availability Amount: $350,000 as of the Effective Date, and $200,000 at all times thereafter

Section 10.1-Events of Default

     Maximum Judgment Amount:  $100,000

                             Schedule 1.2
                         Concentration Limits







                Aggregate Percentage of Borrower's
                 Aggregate Accounts Owing By This
Debtor        Account Debtor Which May Be Included In
                         Eligible Accounts


  IBM          Lessor of $3M or 40% of the eligible
                               A/R*

  Sun              Lessor of $2.5M or 35% of the
Microsystems               eligible A/R*

  Wincor       Lessor of $1M or 20% of the eligible
                               A/R*






*Notwithstanding the foregoing, the aggregate amount of Accounts owing by IBM, Sun Microsystems and Wincor which may be included in Eligible Accounts and Eligible Pre-Billed Accounts may not exceed 66% of the aggregate unpaid balance of all otherwise Eligible Accounts and Eligible Pre-Billed Accounts owed to Borrower at such time by all of Borrower's Account Debtors.

                             Schedule 6.1
                      Organizational Information

Borrower's State of Organization


  Current State of Organization:  Virginia


  State(s) of Organization in past 5 years if different from current state of organization: N/A


Borrower's Exact Legal Name


  Current Legal Name:  Halifax Corporation of Virginia


  Legal name(s) in past 5 years if different from current legal name:
Halifax Corporation


Borrower's State Identification Number:  0111634-2


Borrower's Employer Tax Identification Number:  54-0829246


Trade Names


  Current Trade Names:  N/A


  Trade Name(s) used in past 5 years if different than above:  N/A


Borrower Affiliates: Halifax Engineering, Inc., Halifax Realty, Inc., and Halifax-Alphanational Acquisition, Inc.


Prior Mergers, Consolidations or Acquisitions:  N/A


Capitalization:

Shareholders:                      Type of Shares:   Number of Shares/
                                                     %Ownership:

Nancy Scurlock                          Common         14%
The Arch C. Scurlock Children's Trust   Common         14%
Jai Gupta, RJJS                         Common         6%
Gary Lowkowski                          Common         5%
Myron Arnold                            Common         5%

                             Schedule 6.3
                 Commercial Tort Claims and Litigation


Commercial Tort Claims of Borrower Against any Person or Entity:  None


Actions or Proceedings Against Borrower:  None

                             Schedule 6.5
        Permitted Prior Encumbrances and permitted indebtedness







Secured Party/Lender           Approximate    Description of
                               Indebtedness   Collateral


Eplus Government, Inc.         $0             Computer Equipment

Citizens Leasing Corporation   $0             Computer Equipment

Hewlett-Packard Financial      $750,000       Computer Equipment
Services

Unisys Corporation             $100,000       Computer Equipment


                             Schedule 6.6
                   Collateral and Business Locations

Borrower's Principal Place of Business or Chief Executive Office


  Current Principal Place of Business:  5250 Cherokee Ave.,
Alexandria, VA 22312


  Principal Place of Business in past 5 years if different from current location: N/A


Borrower's Other Business Location(s)


  Current Other Business Location(s):
    5040 Louise Drive, Mechanicsburg, PA
    629 Lowther Road, Lewisberry, PA
    8570 Megallan Parkway, Richmond, VA
    2501 E Loop, Ft. Worth, TX
    1064 Gardner Rd., Charleston, SC
    6651 S 215th St., Tukwilla, WA

  Business Location(s) in past 5 years if different from current Other Business location: N/A

                             Schedule 8.9
                             Bank Accounts

Bank:                Account Type:               Account No.:

Provident Bank       OPERATING ACCOUNT           2065310679

Provident Bank       PAYROLL ACCOUNT             2065310687

Provident Bank       ACCOUNTS PAYABLE ACCOUNT    2065310695

Provident Bank       COLLATERAL ACCOUNT          7665310763

                             Schedule 9.1
                         Conditions Precedent

  (A) Lender shall have received, in form and substance satisfactory to Lender, all documents as Lender may request to evidence Lender's first
  and   exclusive   security  interest  (other  than  Permitted   Prior
  Encumbrances) in the Collateral;

(b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first security interest in all of the Collateral except as otherwise permitted herein;

(c) Lender shall have received, in form and substance satisfactory to Lender, all documents from third persons that Lender may deem necessary or desirable in order to effectuate the provisions or purposes of this Agreement;

(d) Lender shall have received the continuing unconditional and unlimited personal guaranties of the Guarantors set forth on Schedule A;

(e) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement or intercreditor agreement, as applicable, between Lender and each of the parties set forth on Schedule A, in each case duly authorized, executed and delivered by Borrower and such other party (each such agreement referred to herein as an "Intercreditor Agreement");

(f) Borrower shall have established a blocked account or lockbox (as specified in Section 5.2) for its collections and the transfer thereof to Lender, which shall be in form and substance acceptable to Lender;

(g) The excess availability, as determined by Lender, shall be in an amount not less than the Minimum Excess Availability Amount set forth on Schedule A, with Borrower's accounts payable and cash balances in a condition satisfactory to Lender;

(h) Lender shall have received evidence of insurance, assignments and loss payee endorsements required under this Agreement, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee, as appropriate, all at Borrower's cost and expense;

(i) Lender shall have received and reviewed a copy of the agreement between Borrower and IBM and shall have found such agreement in form and substance acceptable to Lender in its sole discretion;

  (j) Lender shall have received and reviewed a copy of the agreement between Borrower and Sun Microsystems and shall have found such agreement in form and substance acceptable to Lender in its sole discretion;

(k) Lender shall have received and reviewed a copy of the agreement between Borrower and Wincor and shall have found such agreement in form and substance acceptable to Lender in its sole discretion;

(l) Lender shall have received a landlord waiver agreement in form and satisfactory to Lender for Borrower's location at 5250 Cherokee Ave., Alexandria, VA 221312;

(m) Lender shall have received and reviewed the response from the American Stock Exchange addressing Borrower's noncompliance and potential delisting and shall have found such response in form and substance acceptable to Lender in its sole discretion;

  (n) Lender shall have received background checks on Borrower and each of the Guarantors and found such background checks satisfactory to Lender in its sole discretion;

(o) Lender shall have received and reviewed an appraisal of Borrower's Inventory and found such appraisal satisfiactory to Lender in its sole discretion;

(p) This Agreement and all instruments and documents related hereto shall have been duly authorized, executed and delivered to Lender, in form and substance satisfactory to Lender;

(q) All representations and warranties of Borrower contained herein shall be true and correct in all respects;

  (r) No Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default;

(s) No adverse change shall have occurred with respect to Borrower, its assets, financial condition or business prospects, since the completion of Lender's field review conducted prior to loan approval;

(t) Lender shall have completed a final field review of the records and other information with respect to the Collateral as Lender may require to determine the amount of the Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender; and

(u) Lender shall have received such other documents or information as it may reasonably request.

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